
                                    Securities Purchased in Underwritings Involving
                                      Transactions with affiliated broker dealers
                         Subject to Rule 10f-3 Under the Investment Company Act of 1940
        10f-3 Transactions for the period of July 27, 2000 (Inception) through December 31, 2000.

                                            ASIS Biotechnology Portfolio

                                                   	      	                  	                     				             % of
						 Shares	    Total    Offering
						 Purchased  Shares   Purchased			Shares
		Date	   Shares     Price per  by Fund    Offered  by		Purchased	Held
Security*	Purchased  Purchased  Share      Group      (000)    Group (1)  From		12/31/00

3 Dimensional
Pharmaceuticals	08/03/00   12,000	15	 50,000	    5,000    1.00%	Bear Steams        0

Regeneration
Technologies	08/09/00   17,000	14	 7,200	    5,700    0.13%	Banc of America    0
										LLC

Curon Medical
Inc.		09/21/00   15,700	11	 67,500	    5,000    1.35%	Warburg Dillon 	   0
										Read LLC

Neopharm Inc.	09/25/00   150,000	35.5	 150,000    3,000    5.00%	Prudential 	   0
										Securities Inc.
										N.Y.

Ciphergen
Biosystems Inc.	09/28/00   14,400	16	 62,700	    5,500    1.14%	S.G. Cowen 	   0
										Securities Corp.

Wilson
Greatbatch Tech	09/28/00   9,800	16	 42,100	    5,000    0.84%	Merrill Lynch	   0


*  Unless otherwise indicated, the securities were part of an issue registered under the
   Securities Act of 1933 and offered to the public.

** Indicates the purchase of and Eligible Rule 144A Security.

1)  Purchase by all Alliance funds, including the Fund, may not exceed:

a)  if purchased in an offering other than an Eligible Rule 144A Offering, 25% of the principal amount of the offering of such class; or

b)  if purchased in an Eligible  Rule 144A Offering, 25% of the total of (i) the principal amount of the offering of such class sold by underwriters or members of the selling syndicate to qualified institutional buyers, plus (ii) the principal amount of the offering of such class in any concurrent public offering.

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